Exhibit 99.2

FIDELITY BANCSHARES (N.C.), INC. AND FIDELITY BANK ANNOUNCE EXECUTION OF DEFINITIVE MERGER AGREEMENT TO ACQUIRE AFFINITY BANCSHARES, INC. AND AFFINITY BANK

FUQUAY-VARINA, NC. and COVINGTON, GA (March 30, 2026) – Fidelity BancShares (N.C.), Inc. (“Fidelity”), the holding company for The Fidelity Bank (“Fidelity Bank”), and Affinity Bancshares, Inc. (NASDAQ: AFBI) (“Affinity”), the holding company for Affinity Bank, today jointly announced the signing of a definitive merger agreement in which Fidelity Bank has agreed to acquire 100% of the common stock of Affinity in an all-cash transaction (the “Merger”) valued at approximately $142.8 million. The transaction marks Fidelity’s entry into Georgia.

“We are incredibly excited to welcome Affinity Bank’s customers and employees into the Fidelity Bank family and to expand our presence into Georgia,” said Mary Willis, President & CEO of Fidelity Bank. “This partnership brings together two community-focused organizations that share a strong commitment to relationship-driven banking and putting people first. We look forward to building on Affinity Bank’s strong local reputation while continuing to serve customers and communities with the same personal attention and care they know and trust.”

Affinity President and Chief Executive Officer, Ed Cooney, added, “Fidelity Bank and Affinity Bank share tremendous cultures built over many years of service to our respective customers, employees and communities. Our partnership will enhance Affinity Bank’s capabilities and suite of services which will benefit customers as we continue to expand our Georgia presence.”

Under the terms of the agreement, each Affinity shareholder will receive $23.00 per share in cash, subject to adjustment based on Affinity’s adjusted stockholders’ equity at closing. In addition, Affinity stock options will be cashed out based on the in-the-money value of the options. The combined organization will have approximately $5.5 billion in total assets, $4.6 billion in total deposits, and $3.6 billion in loans.

Following the close of the transaction, Fidelity will operate two branches in Georgia in addition to its 52 North Carolina branches, two South Carolina branches and one Virginia branch.

The boards of directors of both Fidelity and Affinity have unanimously approved the transaction, which is expected to close in the third quarter of 2026, subject to regulatory approvals, Affinity stockholder approval, and other customary closing conditions.

Advisors

Raymond James & Associates, Inc. served as financial advisor and Ward and Smith, P.A. served as legal counsel to Fidelity. Performance Trust Capital Partners, LLC served as financial advisor to Affinity and Luse Gorman, PC served as its legal advisor.

About Fidelity Bank

Fidelity Bank is the banking subsidiary of Fidelity BancShares (N.C.), Inc., a Delaware corporation. Founded in Fuquay-Varina, NC in 1909, Fidelity Bank serves its customers through branch locations in North Carolina, South Carolina, Virginia. Fidelity Bank offers a range of banking solutions for personal and business customers. In addition to traditional banking services, Fidelity Bank provides specialized solutions that include mortgage lending, government guaranteed lending, and wealth management. For more information, please visit www.fidelitybanknc.com. You can also follow Fidelity Bank on social media.

About Affinity Bancshares, Inc.

Affinity Bancshares, Inc. is a Maryland corporation, based in Covington, Georgia, with approximately $882 million in assets. Its bank subsidiary, Affinity Bank, formerly known as Newton Federal Bank, was founded in 1928 and is a leader in the business community specializing in developing industry specific solutions to support niche / select businesses, such as: commercial real estate, construction, dental and medical practices, and indirect auto lending. Affinity Bank serves its customers with two branches – one in the city of Covington and one located on Galleria Parkway in Atlanta. For more information, please visit www.myaffinitybank.com and www.newtonfederal.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the proposed merger, its timing and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks, and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Certain factors that could cause actual results to differ materially from expected results include: failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); failure to obtain stockholder approval or to satisfy any of the other conditions of the transaction on a timely basis or at all or other delays in completing the merger; the reputational risks and the reaction of Affinity Bank’s and Fidelity Bank’s customers to the transaction; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame; difficulties in integrating Affinity Bank; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including potential recessionary conditions; legislative and regulatory changes that adversely affect the business in which Affinity Bank is engaged; and changes in the securities markets and other risks and uncertainties. Additional factors that could cause results to differ materially from those described above can be found in Affinity’s Annual Report on Form 10-K for the year ended December 31, 2025, and in its subsequent Quarterly Reports on Form 10-Q, included in the respective Risk Factors sections of such reports, as well as in subsequent filings with the Securities and Exchange Commission, each of which is on file with the Commission and available in the “Investors Relations” section of Affinity’s website, https://affinitybankshares.q4ir.com.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, Affinity will distribute a proxy statement to its stockholders in connection with a special meeting of stockholders to be called and held for the purposes of voting on the approval of the Merger and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE PROPOSED MERGER, AFFINITY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ITS EXHIBITS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AFFINITY AND THE PROPOSED MERGER.

Copies of the proxy statement will be mailed to all stockholders prior to the special meeting. Affinity stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Affinity, at the Securities and Exchange Commission’s Internet site (www.sec.gov). Affinity stockholders will also be able to obtain these documents, free of charge, from Affinity at https://affinitybankshares.q4ir.com/CorporateProfile/default.aspx.

Participants in the Transaction

Affinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Affinity in connection with the special meeting of stockholders. Information about the directors and executive officers of Affinity appears in its proxy statement dated April 17, 2025, for Affinity’s 2025 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement for the special meeting of stockholders when it becomes available.

Contacts:

Fidelity Bank

Mary W. Willis

Chairman, President & CEO

919-552-2242

Affinity Bancshares, Inc. and Affinity Bank

Edward J. Cooney

Chief Executive Officer

678-742-9990